SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
             (Date of earliest event reported) - September 13, 1996


                             VALLEY NATIONAL BANCORP
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)

                               0-11179 22-2477875
           (Commission File Number) (IRS Employer Identification No.)

                    1455 Valley Road, Wayne, New Jersey 07470
                    (Address of Principal Executive Offices)

                                 (201) 305-8800
                         (Registrant's Telephone Number)

Item 5 - Other Events

On September 13, 1996, Valley National Bancorp ("Valley") entered into an Agreement and Plan of Merger (the "Merger Agreement") to acquire Midland Bancorporation, Inc. ("Midland"), the holding company for Midland Bank, a $405 million, 13-branch bank headquartered in Paramus, New Jersey. The acquisition is structured as a tax-free merger to be accounted for as a pooling-of-interests. Under the Merger Agreement, the shareholders of Midland will receive 30 shares of Valley Common Stock ("Valley Stock") for each of the 125,294 outstanding shares of the common stock of Midland, resulting in the issuance of 3,758,820 shares of Valley Stock, or approximately ten percent of Valley's outstanding shares. Under the Merger Agreement, Midland immediately will increase its dividend to provide its shareholders with dividends equivalent to those that will be received by the Midland shareholders when they become Valley shareholders. Also, in connection with the Agreement, Midland granted Valley an option to acquire 35,000 shares of Midland's authorized but unissued common stock at a price of $301.00 per share, subject to certain adjustments and certain circumstances. Consummation of the acquisition is subject to certain customary conditions, including shareholder and bank regulatory approval.

The foregoing description of the Merger Agreement and the option are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreement which are annexed as exhibits to this Form 8-K.

On September 17, 1996, Valley's Board of Directors rescinded its previously announced repurchase program after 770,860 shares of Valley common stock had been repurchased. 229,140 shares had not yet been repurchased under the authorization. Rescinding the remaining authorization was undertaken, in connection with Valley's acquisition of Midland, to comply with certain of the pooling-of-interests accounting rules as recently interpreted by the Securities and Exchange Commission.

In connection with the acquisition of Midland, Valley provided to stock analysts certain information about potential cost savings and revenue enhancements which information was provided as a supplement to the Press Release issued September 13, 1996 (the "Press Release") regarding the merger between Valley and Midland and as support for Valley's views expressed in the Press Release. The information provided to the analysts is annexed as an exhibit to this Form 8-K. The information should be read in conjunction with the Press Release and, when released, the Form S-4 filed by Valley in connection with Midland meeting of shareholders, as well as the information about Midland contained in the Form S-4. The materials include forward-looking statements with respect to anticipated cost savings, anticipated revenue enhancements and the anticipated earnings impact from Valley's acquisition of Midland. Each of these is a forward-looking  statement,  as that  term is  used  in the  Private  Securities
Litigation Reform Act of 1995. These forward-looking statements do not constitute historical facts and involve risks and uncertainties, including, but not limited to, the possibility that the anticipated cost savings from Midland could be less than stated, revenue enhancements might not be realized, other elements of the income statement of Midland could be adversely impacted by the acquisition, expenses arising from the acquisition will include certain one-time charges which, in the period immediately following the acquisition may adversely impact Valley's income, Valley may incur unanticipated costs and additional expenses due to the Midland acquisition, as well as the possibility that expenses and income could be adversely affected by general economic conditions or adverse changes in the interest rate environment. Actual results may differ materially from the estimates and projections.

Item 7 - Exhibits

         (1) Press release, dated September 13, 1996

         (2) Agreement and Plan of Merger, dated September 13, 1996, among Valley National Bancorp, Valley National Bank, Midland Bancorporation, Inc. and Midland Bank

         (3) Stock Option Agreement, dated September 13, 1996, between Valley National Bancorp and Midland Bancorporation, Inc.

         (4) Press release, dated September 18, 1996

         (5) Supplemental Materials provided to Stock Analysts in connection with the Press Release dated September 13, 1996

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     VALLEY NATIONAL BANCORP


Dated: September 20, 1996                           By: /S/ ALAN ESKOW
                                                         ---------------------
                                                         Alan Eskow,
                                                         Senior Vice President

                                  EXHIBIT INDEX

         (1)  Press release, dated September 13, 1996

         (2) Agreement and Plan of Merger, dated September 13, 1996, among Valley National Bancorp, Valley National Bank, Midland Bancorporation, Inc. and Midland Bank

         (3) Stock Option Agreement, dated September 13, 1996, between Valley National Bancorp and Midland Bancorporation, Inc.

         (4) Press release, dated September 18, 1996

         (5) Supplemental Materials provided to Stock Analysts in connection with the Press Release dated September 13, 1996